UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact names of registrants as specified in their charters)

Delaware Delaware (States of incorporation)	333-116040 333-114502 (Commission File Nos.)	72-1575170 72-1575168 (I.R.S. Employer Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
     On August 24, 2006, GNC Corporation (the “Company”), the parent company of General Nutrition Centers, Inc., issued a Notice of Withdrawal of Redemption Notice (the “Notice of Withdrawal”) to the holders of its 12% Series A Exchangeable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The Notice of Withdrawal withdraws the conditional Notice of Redemption dated July 7, 2006 (the “Notice of Redemption”), which announced the Company’s intention to redeem all outstanding shares of Series A Preferred Stock (the “Redemption”) subject to the closing of the proposed initial public offering of shares of common stock of the Company (the “Proposed IPO”).
     The Notice of Withdrawal states that the Company has determined to postpone the Proposed IPO due to current market conditions. Due to the postponement of the Proposed IPO, the Redemption cannot occur within the required 60 days of the Redemption Notice. Accordingly, the Notice of Withdrawal withdraws the Notice of Redemption.
     The description of the Notice of Withdrawal contained herein does not purport to be complete and is qualified in its entirety by reference to the Notice of Withdrawal, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notice of Redemption in this report does not purport to be complete and is qualified in its entirety by reference to the Notice of Redemption, which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2006 and is incorporated into this report by reference.
Item 9.01    Financial Statements and Exhibits.
     (d) Exhibits.
4.1	Notice of Withdrawal of Redemption Notice, dated August 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2006
GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)
	By:	/s/ Mark L. Weintrub

Mark L. Weintrub Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Notice of Withdrawal of Redemption Notice, dated August 24, 2006.